Exhibit 99.4

Terayon Digital Video Solutions Play Key Role in Korean Cable
Consortium’s Ambitious All-Digital Network

Deployment Enables Korea to Accelerate Nationwide Digital Cable Rollouts

Santa Clara, California — April 11, 2005 — Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of digital video networking applications and home access solutions, today announced that its CherryPicker™ digital video platform is being deployed by the Korean Digital Multimedia Center (KDMC), a consortium of 44 Korean cable television operators, to build a cutting-edge all-digital network for the delivery of digital video services to the consortium’s four million subscribers.

     KDMC — along with several similar Korean cable consortiums — is building its all-digital network to meet a highly progressive Korean government initiative to make digital cable service available nationwide. The advantages of an all-digital network include an infrastructure capable of supporting emerging and future services, the elimination of costly and redundant analog equipment and substantial bandwidth increases to support service delivery.

     “KDMC is clearly taking a leadership role in implementing the Korean government’s forward-thinking initiative to further advance Korea’s already cutting-edge telecommunications infrastructure with a nationwide rollout of digital cable services,” said Jerry Chase, Terayon CEO. “This initiative is the latest example of large cable operators throughout Asia moving to digital networks, a move that Terayon and our partner ACETEL are well suited to enable. Our focus as a company is to accelerate cable operators ability to exploit the market opportunities an all-digital network delivers.”

     The Terayon CherryPickers are being deployed at KDMC’s ‘super’ headend where they will aggregate, process and distribute digital video programming to the local and regional headends of each consortium member. The super headend is being built in the city of Suwon, which is near Seoul, by TaeKwang, the largest of the KDMC cable system operators. The region’s leading systems integrator, ACETEL, is working closely with Terayon to integrate the CherryPickers with other vendors’ digital video headend equipment.

     “Building a state-of-the-art all-digital network capable of supporting 44 separate cable system operators is a major undertaking that will provide our four million subscribers with premium digital cable services today, and which can support next-generation services tomorrow,” said S.D. Park, CEO of KDMC. “Success in this effort requires superior digital video solutions and first-rate customer service, both of which we are getting from ACETEL and Terayon.”

     “Digital rollouts are spreading throughout Asia, not just Korea, as cable operators are eager to expand their service offerings with compelling digital cable services including standard definition (SD), high definition (HD) and video-on-demand (VOD),” said Lee Kang Hyun, ACETEL CEO. “Our regional focus and history of success, coupled with the proven products from Terayon, has enabled us to put together an ideal partnership to serve this expanding market.”

About ACETEL

     ACETEL was established in 1997 to provide digital broadcasting solutions with core solutions related to various digital broadcasting applications. The company’s main businesses include Digital Broadcasting System Integration (SI) and the provisioning of digital broadcasting contents. ACETEL has had several notable successes, including being the first company to integrate a multi channel digital headend system and TCS System in Korea. ACETEL can be found on the Internet at www.acetel.co.kr.

About Terayon

     Terayon Communication Systems, Inc. accelerates its customers’ ability to evolve to capitalize on new business opportunities through its digital video networking applications and home access solutions. The growth of all-digital and IP-based services such as growth of HD, DVRs, VoIP, coupled with the rise in competition from new sources, have disrupted the business and advertising models of companies who provide entertainment, communications and information, forcing them to adapt and grow or suffer. With Terayon, their networks exploit the challenge, rapidly adapt to change and capitalize on business opportunities without costly infrastructure upgrades. Recognizing the mission critical nature of video and data, Terayon enables its customers to deliver picture perfect results where it matters most — on the screen and the bottom line.

     Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the NASDAQ under the symbol TERN. Terayon can be found on the web at www.terayon.com.

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Press Contacts:		Investor Contact:
Rebecca West	Paul Schneider	Eileen Morcos
(415) 402-0230	(215) 702-9784	(310) 633-9435
rebecca@atomicpr.com	pspr@att.net	eileen.morcos@hillandknowlton.com

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including the performance and capabilities of the Terayon CherryPicker, Asian cable operators’ move to all-digital networks as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the Securities and Exchange Commission, including Terayon’s 10-Q for the quarter ended Sept. 30, 2004 and 10-K for the year ended December 31, 2003.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.